                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 12, 2002
                                                         -----------------------

                        ACTIVE LINK COMMUNICATIONS, INC.
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)

     Commission file number:  0-30220

              Colorado                                   84-0917382
--------------------------------------    --------------------------------------
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)


 1840 Centre Point Drive, Naperville, IL               60563-9364
--------------------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

                                 (630) 955-9755
              -----------------------------------------------------
               Registrant's telephone number, including area code

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

On November 12, 2002, the Company entered into a letter agreement with Donnette
L. Hall pursuant to which Ms. Hall agreed to provide a series of advances to the Company, which are expected to be in an aggregate amount of a minimum of $2,000,000 and a maximum of $3,000,000. Advances will not be made unless certain creditors of the Company agree to restructuring, extending and/or converting to equity their obligations from the Company to the satisfaction of Ms. Hall. In connection with the letter agreement, the Company made a convertible promissory note to Ms. Hall for $3,000,000. The note is payable in monthly interest installments at 5% per annum with principal due on November 12, 2005. The note may be converted into the Company's common stock at Ms. Hall's option at the rate of one share for each $.25 of debt. If Ms. Hall provides the entire $3,000,000 in funding and fully converts, she would receive 12,000,000 shares of the Company's common stock. At November 12, 2002, Ms. Hall had provided the Company with advances totaling $1,500,000. The funds used by Ms. Hall for advances to the Company were personal funds.

In connection with the letter agreement, the Company also issued a warrant to Ms. Hall pursuant to which she may acquire up to 3,000,000 shares of the Company's common stock at $.25 per share at any time prior to November 12, 2006.

Ms. Hall is the holder of two other convertible notes from the Company in the aggregate principal amount of $1,000,000 (convertible at $.25 per share) and a convertible note in the principal amount of $1,500,000 from the Company's President and principal shareholder, Tim Ells. The note from Mr. Ells is convertible into the Company's common stock at $1.00 per share. If Ms. Hall provides the entire $3,000,000 in funding pursuant to the note issued on November 12, 2002 and fully converts the principal amount of other notes outstanding which are convertible into the Company's common stock, she would own 17,500,000 shares of the Company's common stock. If the accrued interest is also converted pursuant to these notes, the number of shares received would increase accordingly. If Ms. Hall also exercises, in full, the warrant issued to her on November 12, 2002 as well as two other warrants previously issued to her by the Company, she would own an additional 3,500,000 shares of the Company's common stock, for a total of 21,000,000 shares.

The Company has 20,959,497 shares of common stock outstanding at November 12, 2002. Accordingly, if Ms. Hall exercised all of the outstanding warrants and converted all of the outstanding notes, she would own approximately 21,000,000 shares, the Company would have outstanding 41,959,497 shares and Ms. Hall would own 50.0% of the then outstanding common stock without giving effect to the exercise or conversion of outstanding derivative securities held by other persons. Accordingly, Ms. Hall could be deemed to have the potential to control the Company.

Effective November 15, 2002, Ms. Hall became a director of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

10  (a)  Letter agreement, dated November 12, 2002, between the Company and
         Donnette L. Hall.

    (b) Convertible Promissory Note made by the Company to Donnette L. Hall on November 12, 2002 in the principal amount of $3,000,000.

    (c) Warrant issued by the Company to Donnette L. Hall, dated November 12, 2002, entitling her to purchase up to 3,000,000 shares of the Company's common stock at $.25 per share through November 12, 2006.


SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      Active Link Communications, Inc.
                                      ------------------------------------------
                                      (Registrant)


Date: November 15, 2002               /s/ William D. Kelly
      -----------------               ------------------------------------------
                                      William D. Kelly
                                      Vice President and Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
10  (a)  Letter agreement, dated November 12, 2002, between the Company and
         Donnette L. Hall.

    (b)  Convertible Promissory Note made by the Company to Donnette L. Hall on
         November 12, 2002 in the principal amount of $3,000,000.

    (c)  Warrant issued by the Company to Donnette L. Hall, dated November 12,
         2002, entitling her to purchase up to 3,000,000 shares of the Company's common stock at $.25 per share through November 12, 2006.